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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Impac Mortgage Holdings, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-121562 on Form S-3 and registration statements (Nos. 333-12025, 333-68128, 333-83650, 333-117137, 333-117070, 333-106647 and 333-128113) on Form S-8 of Impac Mortgage Holdings, Inc. of our report dated May 13, 2005, with respect to the consolidated balance sheet of Impac Mortgage Holdings, Inc. as of December 31, 2004, and the related consolidated statements of operations and comprehensive earnings, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2004, which report appears in the December 31, 2005, annual report on Form 10-K of Impac Mortgage Holdings, Inc..

/s/ KPMG LLP
Los Angeles, California
March 14, 2006

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm